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                                 Exhibit 10.50
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                   AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

                  AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment"), dated as of the 1st day of September, 1995, between SLM International, Inc., a Delaware corporation (the "Company"), and Richard S. Levy ("Employee").

                  WHEREAS, the parties hereto are party to that certain Executive Employment Agreement dated as of January 30, 1995 (the "Employment Agreement");

                  WHEREAS, Section 11.04 of the Employment Agreement provides that the Employment Agreement can only be modified by written agreement signed by the parties; and

                  WHEREAS, the parties desire to modify the terms of their relationship and amend the Employment Agreement in order to reflect such modifications.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Employment Agreement.

                  2. Change of Control. (a) Section 8.02 of the Employment Agreement is hereby amended so that the second paragraph thereof reads as follows:

                           "For the purposes of this Agreement, a "Change of
                  Control" shall mean any event that is required to be reported by the Company as a change of control on a Form 8-K or any other report filed with the Securities and Exchange Commission, including any of the following:"

         (b) Section 8.02 of the Employment Agreement is hereby further amended to change the period to "; or" at the end of subparagraph (c) thereof and to add the following new subparagraph (d) after subparagraph (c) of the definition of "Change of Control".

                  "(d) a member of the families of David or Michael Zunenshine cease to be Chief Executive Officer of the Company."

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                  (c) Section 8.01 of the Employment Agreement is hereby further amended by adding a sentence at the end of the first paragraph thereof to read as follows:

                  "In addition, in the event of a Change of Control, Employee shall be entitled to (A) immediate payment of his monthly car allowance, in the same amount as then in effect, such immediate payment to be made in one lump sum in an amount equal to the greater of (i) 24 times the monthly car allowance and (ii) the remainder of the monthly car payments that would be paid through the Term or the Renewal Term, as the case may be, and (B) either continuation of all other benefits (i.e. group medical, disability and term life insurance) through the longer of (x) 24 months from the date of termination or (y) the Term or the Renewal Term, as the case may be, or payment of the value of such benefits in one lump sum payment upon the date of termination of employment."

                  3. Continuing Effect. All provisions of the Employment Agreement not otherwise amended by this Amendment shall continue in full force and effect.

                  4. Miscellaneous.

                  (a) No changes, modifications or amendments shall be made to this Amendment, except in writing and signed by the parties hereto.

                  (b) This Amendment shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties hereto.

                  (c) This Amendment shall be governed by the laws of the State of New York.

                  (d) This Amendment may be signed in counterparts, each of which shall be deemed an original and, when taken together, shall be deemed but one instrument.

                  IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first hereinabove written.

SLM INTERNATIONAL, INC.

By: /s/ Howard Zunenshine                            /s/ Richard S. Levy
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Name: Howard Zunenshine                              Richard S. Levy
Title: